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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 29 of our audit reports on the financial statements of the Gateway Index Plus Fund, Gateway Mid Cap Index Fund, Gateway Small Cap Index Fund and Cincinnati Fund of The Gateway Trust, dated January 19, 1996, and to all references to our Firm included in or made a part of this Post-Effective Amendment No. 29.

                                                        /s/ Arthur Andersen LLP
                                                        -----------------------
                                                        ARTHUR ANDERSEN LLP

Cincinnati, Ohio
February 28, 1996